Exhibit 99.1

   Perma-Fix Environmental Services, Inc. Announces Release of First Quarter
              Earnings and Invites You to Join Its Conference Call


    ATLANTA, April 28 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; Boston) (Germany: PES.BE) today announced that it will release first quarter earnings on the morning of Friday, April 30, 2004. In conjunction with the Company's first quarter earnings release, you are invited to listen to its conference call that will be broadcast live over the Internet, or to participate directly in the conference call at the numbers noted below. The conference call will be held on Friday, April 30, 2004, at 11:00 a.m. EDT with Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.


     What:     Perma-Fix Presents First Quarter 2004 Operating Results

     When:     Friday, April 30, 2004, at 11:00 a.m. EDT

     Where:    http://www.firstcallevents.com/service/ajwz405619242gf12.html

     How: Live over the Internet -- Simply log on to the web at the address above

     Contact:  Richard T. Kelecy
               352-395-1351

            TO PARTICIPATE IN THE CONFERENCE CALL PLEASE DIAL-IN:

                          U.S. Calls 1-877-888-3490
                       International Calls 416-695-5261


     Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The industrial segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The nuclear segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Company operates eleven major waste treatment facilities across the country.


    Please visit us on the World Wide Web at http://www.perma-fix.com.



SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             04/28/2004
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or David Waldman or John Heilshorn, both of Lippert Heilshorn & Associates, +1-212-838-3777, or dwaldman@lhai.com; or Herbert Strauss - European investor relations, +011-43-316-296-316, or herbert@eu-ir.com, all for Perma-Fix/
    /Web site:  http://www.perma-fix.com /
    /Audio:  http://www.firstcallevents.com/service/ajwz405619242gf12.html /
    (PESI)

CO:  Perma-Fix Enviornmental Services, Inc.
ST:  Georgia
IN:  ENV UTI
SU:  CCA MAV